Exhibit 10.1

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is entered into as of August 22, 2011, by and among WELLS FARGO CAPITAL FINANCE, LLC, a Delaware limited liability company, as the arranger and administrative agent (the "Agent") for the Lenders (as defined in the Credit Agreement referred to below), the Lenders party hereto, WABASH NATIONAL CORPORATION, a Delaware corporation ("Wabash"), certain Subsidiaries of Wabash designated on the signature pages hereto as borrowers (together with Wabash, such Subsidiaries are collectively referred as the "Borrowers") and certain Subsidiaries of Wabash designated on the signature pages hereto as guarantors.

WHEREAS, Borrowers, Agent, and Lenders are parties to that certain Credit Agreement dated as of June 28, 2011 (as amended, restated, modified or supplemented from time to time, the "Credit Agreement"); and

WHEREAS, on August 17, 2011, Borrowers notified Agent that Borrowers have elected to exercise their right under Section 2.2 of the Credit Agreement to effect a Revolver Increase in the amount of $25,000,000, effective on August 22, 2011;

WHEREAS, in connection with such Revolver Increase, Borrowers have requested that Lenders agree to amend the Credit Agreement in certain respects as set forth herein, and Lenders have agreed to the foregoing, on the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the premises and mutual agreements herein contained, the parties hereto agree as follows:

1. Defined Terms.  Unless otherwise defined herein, capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Credit Agreement.

2. Amendments to Credit Agreement.  In reliance upon the representations and warranties of Borrowers set forth in Section 6 below, and subject to the satisfaction of the conditions to effectiveness set forth in Section 5 below, the Credit Agreement is hereby amended as follows:

(a) The pricing grid contained in the definition of "Base Rate Margin" contained in Schedule 1.1 to the Credit Agreement is hereby amended and restated in its entirety, as follows:

Level	Monthly Average Excess Availability	Base Rate Margin
I	If the Monthly Average Excess Availability is greater than $70,000,000	100 percentage points
II	If the Monthly Average Excess Availability is greater than $35,000,000 and less than or equal to $70,000,000	125 percentage points
III	If the Monthly Average Excess Availability is less than or equal to $35,000,000	150 percentage points

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(b) The pricing grid contained in the definition of "LIBOR Rate Margin" contained in Schedule 1.1 to the Credit Agreement is hereby amended and restated in its entirety, as follows:

Level	Monthly Average Excess Availability	LIBOR Rate Margin
I	If the Monthly Average Excess Availability is greater than $70,000,000	200 percentage points
II	If the Monthly Average Excess Availability is greater than $35,000,000 and less than or equal to $70,000,000	225 percentage points
III	If the Monthly Average Excess Availability is less than or equal to $35,000,000	250 percentage points

(c) The definition of "Maximum Revolver Amount" contained in Schedule 1.1 to the Credit Agreement is hereby amended and restated in its entirety, as follows:

"Maximum Revolver Amount" means $175,000,000, decreased by the amount of reductions in the Revolver Commitments made in accordance with Section 2.4(c) of the Agreement, and increased by the amount of any Revolver Increases made in accordance with Section 2.2 of the Agreement.

(d) Schedule C-1 to the Credit Agreement is hereby amended and restated in its entirety, as set forth on Annex I attached hereto.

3. Continuing Effect.  Except as expressly set forth in Section 2 of this Amendment, nothing in this Amendment shall constitute a modification or alteration of the terms, conditions or covenants of the Credit Agreement or any other Loan Document, or a waiver of any other terms or provisions thereof, and the Credit Agreement and the other Loan Documents shall remain unchanged and shall continue in full force and effect, in each case as amended hereby.

4. Reaffirmation and Confirmation.  Each Borrower hereby ratifies, affirms, acknowledges and agrees that the Credit Agreement and the other Loan Documents to which it is a party represent the valid, enforceable and collectible obligations of such Borrower, and further acknowledges that there are no existing claims, defenses, personal or otherwise, or rights of setoff whatsoever with respect to the Credit Agreement or any other Loan Document.  Each Borrower hereby agrees that this Amendment in no way acts as a release or relinquishment of the Liens and rights securing payments of the Obligations.  The Liens and rights securing payment of the Obligations are hereby ratified and confirmed by each Borrower in all respects.

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5. Conditions to Effectiveness.  This Amendment shall become effective upon the satisfaction of each of the following conditions precedent:

(a) Agent shall have received a copy of this Amendment executed and delivered by Agent, the Lenders and the Loan Parties (with eight (8) original copies of this Amendment to follow within two (2) Business Days after the date hereof);

(b) Borrowers shall have paid to Agent the closing fees set forth in the Amendment Fee Letter of even date herewith, for payment by Agent to the Lenders in connection with their respective commitment increases;

(c) Agent shall have received evidence of the organizational authority of each Borrower to execute, deliver and perform its obligations under this Amendment and the Fee Letter, together with (i) a copy of such Borrower's organizational documents certified as complete by an officer of such Borrower and (ii) a copy of a good standing certificate for such Borrower in its state of organization, certified as of a recent date by the appropriate secretary of state; and

(d) no Default or Event of Default shall have occurred and be continuing on the date hereof or as of the date of the effectiveness of this Amendment.

6. Representations and Warranties.  In order to induce Agent and Lenders to enter into this Amendment, each Borrower hereby represents and warrants to Agent and Lenders that:

(a) after giving effect to this Amendment, all representations and warranties contained in the Loan Documents to which such Borrower is a party are true, correct and complete in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date of this Amendment, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall be true, correct and complete in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of such earlier date);

(b) no Default or Event of Default has occurred and is continuing or will exist after this Amendment becomes effective; and

(c) this Amendment and the Loan Documents, as amended hereby, constitute legal, valid and binding obligations of such Borrower and are enforceable against such Borrower in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally.

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7. Miscellaneous.

(a) Expenses.  Each Borrower agrees to pay on demand all reasonable costs and expenses of Agent (including reasonable attorneys fees) incurred in connection with the preparation, negotiation, execution, delivery and administration of this Amendment and all other instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith.  All obligations provided herein shall survive any termination of this Amendment and the Credit Agreement as amended hereby.

(b) Choice of Law and Venue; Jury Trial Waiver; Reference Provision.  Without limiting the applicability of any other provision of the Credit Agreement or any other Loan Document, the terms and provisions set forth in Section 12 of the Credit Agreement are expressly incorporated herein by reference.

(c) Counterparts.  This Amendment may be executed in any number of counterparts, and by the parties hereto on the same or separate counterparts, and each such counterpart, when executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment.

8. Release.

(a) In consideration of the agreements of Agent and Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Borrower, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent and Lenders, and their successors and assigns, and their present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Agent, each Lender and all such other Persons being hereinafter referred to collectively as the "Releasees" and individually as a "Releasee"), of and from all demands, actions, causes of action, suits, controversies, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a "Claim" and collectively, "Claims") of every name and nature, both at law and in equity, which Borrower or any of its successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Amendment for or on account of, or in relation to, or in any way in connection with any of the Credit Agreement, or any of the other Loan Documents or transactions thereunder or related thereto.

(b) Each Borrower understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

(c) Each Borrower agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized and delivered as of the date first above written.

BORROWERS: WABASH NATIONAL CORPORATION By: /s/ Mark J. Weber Name: Mark J. Weber Title: Senior Vice President, Chief Financial Officer and Treasurer

WABASH NATIONAL TRAILER CENTERS, INC. By: /s/ Mark J. Weber Name: Mark J. Weber Title: Vice President – Treasurer

WABASH WOOD PRODUCTS, INC. (f/k/a WNC Cloud Merger Sub, Inc.) By: /s/ Mark J. Weber Name: Mark J. Weber Title: Vice President – Treasurer

WABASH NATIONAL, L.P. By: Wabash National Trailer Centers, Inc., Its General Partner By: /s/ Mark J. Weber Name: Mark J. Weber Title: Vice President – Treasurer, General Partner

TRANSCRAFT CORPORATION By: /s/ Mark J. Weber Name: Mark J. Weber Title: Vice President – Treasurer

GUARANTORS: CLOUD OAK FLOORING COMPANY, INC. By: /s/ Mark J. Weber Name: Mark J. Weber Title: Vice President – Treasurer

NATIONAL TRAILER FUNDING, LLC By: Wabash National Trailer Centers, Inc., Its Sole Member By: /s/ Mark J. Weber Name: Mark J. Weber Title: Vice President – Treasurer, Member

WABASH NATIONAL MANUFACTURING, LP
(f/k/a Wabash National Lease Receivables, LP)

By:  Wabash National Corporation,
        Its General Partner

By: /s/ Mark J. Weber
Name: Mark J. Weber
Title: Vice President – Treasurer, General Partner

CONTINENTAL TRANSIT CORPORATION By: /s/ Mark J. Weber Name: Mark J. Weber Title: Treasurer

WABASH NATIONAL SERVICES, LP By: Wabash National Trailer Centers, Inc., Its General Partner By: /s/ Mark J. Weber Name: Mark J. Weber Title: Vice President – Treasurer, General Partner

FTSI DISTRIBUTION COMPANY, LP By: Wabash National Trailer Centers, Inc., Its General Partner By: /s/ Mark J. Weber Name: Mark J. Weber Title: Vice President – Treasurer, General Partner

AGENT: WELLS FARGO CAPITAL FINANCE, LLC By: /s/ Dan Laven Name: Dan Laven Title: Vice President

LENDERS: WELLS FARGO CAPITAL FINANCE, LLC By: /s/ Dan Laven Name: Dan Laven Title: Vice President

RBS CITIZENS BUSINESS CAPITAL, a division of RBS Citizens, N.A. By: /s/ Kimberly A. Crotty Name: Kimberly A. Crotty Title: Vice President

GENERAL ELECTRIC CAPITAL CORPORATION By: /s/ Jack F. Morrone Name: Jack F. Morrone Title: Duly Authorized Signatory

GE CAPITAL FINANCIAL INC. By: /s/ Heather L. Glade Name: Heather L. Glade Title: Duly Authorized Signatory

BMO HARRIS BANK N.A., successor to Harris N.A. By: /s/ William J. Kennedy Name: William J. Kennedy Title: Vice President

CAPITAL ONE LEVERAGE FINANCE CORPORATION By: /s/ Ari Kaplan Name: Ari Kaplan Title: Senior Vice President

ANNEX I

Schedule C-1

Commitments

Lender	Revolver Commitment	Total Commitment
Wells Fargo Capital Finance, LLC	$50,000,000	$50,000,000
RBS Citizens Business Capital, a division of RBS Citizens, N.A.	$50,000,000	$50,000,000
General Electric Capital Corporation	$17,500,000	$17,500,000
GE Capital Financial Inc.	$17,500,000	$17,500,000
BMO Harris Bank N.A.	$25,000,000	$25,000,000
Capital One Leverage Finance Corporation	$15,000,000	$15,000,000
All Lenders	$175,000,000	$175,000,000